                                                                   EXHIBIT 3.151

CERTIFICATE OF FORMATION

OF

Porcupine Transportation, LLC

         1. The name of the limited liability company is Porcupine Transportation, LLC

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Porcupine Transportation, LLC this 19th day of November, 1999.

                                      /s/ James C. Sevem
                                          --------------
                                          James C. Sevem
                                          Assistant Secretary/ Authorized Person

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 11/22/1999
                                                          991500353 - 3130477